                  UNIVERSAL INTERNATIONAL, INC.
           5000 WINNETKA AVE. N., NEW HOPE, MN  55428
            PHONE (612) 533-1169  FAX: (612) 533-1158


NEWS RELEASE

CONTACT:  Mark Ravich
          (612-533-1169)

FOR IMMEDIATE RELEASE

Universal International, Inc. Announces Elimination of CFO
Position


(Minneapolis, MN) September 9, 1997 - Universal International,
Inc. today announced that as part of its expense reduction program that the position of CFO has been eliminated as a separate position. The duties of the CFO will be assumed by both the Company's Controller, Mr. Dennis Hill and by the Company's
CEO, Mr. Mark Ravich, who will take on the title of CFO.

Universal International, Inc. buys and sells quality "close-out" merchandise in both its Only Deals and Odd's-N-End's retail store chains. Through its subsidiary, Universal Asset-Based Services, Inc., it also provides inventory valuation and liquidation services. Universal International, Inc.'s shares are traded on the NASDAQ Stock Market under the symbol UNIV.